Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 14th day of October 2011, by and between Helen Hayes beneficial owner of a total of one hundred forty one million and six hundred forty five thousand four hundred fifteen (141,645,415) shares of common stock (the “Common Shares”) of Pavilion Energy Resources, Inc., a Delaware corporation (the “Company”), and Tamio Stehrenberger (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller own 141,645,415 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company which represents 52.88% of the issued and outstanding common shares of the Company; and

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, in accordance with the breakdown provided in Schedule A attached hereto, all of the Shares, on and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Sellers of such common stock of the Company to the Purchaser:

SECTION 1. THE TRANSACTION

1.1.  Purchase Price:

The Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Sellers all of the Common Stock of the Company for a total purchase price of $50,000.00 (the "Purchase Price"), payable in full to the Sellers according to the terms of this Agreement, in United States currency as directed by the Sellers at Closing.

1.2.  Transfer of Shares and Terms of Payment:

In consideration for the transfer of the Common Stock by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement. Transfer of the shares and payment thereof shall be in the following manner:

i) The Purchaser has transferred the Purchase Price to Harold P. Gewerter, ESQ, LTD. (the "Escrow Agent").

ii) Except for those certificates specified in Item 1.2.(iii) below, the Sellers have delivered the certificates for the Common Stock duly endorsed for transfer or with executed stock powers attached.

1.3.  Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer of funds and overnight mail of documents on or before 5:00 P.M. PST on October 14, 2011 (the "Closing Date").

SECTION 2. REPRESENTATIONS AND WARRANTIES

2.1.  Representations and Warranties of the Sellers and Company:

2.1  The Sellers either are or on the Closing Date will be the lawful owners of record of the Common Stock, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Common Stock to the Purchaser in accordance with the terms of this Agreement. The delivery to the Purchaser of certificates evidencing the transfer of the Common Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

2.1.2  The Company has 500,000,000 authorized shares of common stock. There are currently 267,841,012 issued and outstanding shares of common stock and no authorized shares of preferred stock. Sellers at the Closing Date will have full and valid title to the Common Stock, and there will be no existing impediment or encumbrance to the sale and transfer of the Common Stock to the Purchaser; and on delivery to the Purchaser of the Common Stock being sold hereby, all of such shares of Common Stock shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such shares will be legally and validly issued and fully paid and non-assessable shares of the Company's common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

2.1.3   All issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, without violation of any preemptive rights, and all of such shares of common stock are fully paid and non-assessable.

2.1.4  There are no outstanding subscriptions, options, warrants, convertible securities (other than previously disclosed) or rights or commitments of any nature in regard to the Company's authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock.

2.1.5 There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

2.1.6 The Company has no subsidiaries.

2.1.7 The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.

2.1.8 The Company has no insurance or employee benefit plans whatsoever.

2.1.9 The Company is not in default under any contract, or any other document.

2.1.10 The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

2.1.11 The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of any agreement or other instrument to which they are or have been a party.

2.1.12 All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

The representations and warranties herein by the Sellers shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

2.2. Covenants of the Company.

From the date of this Agreement and until the Closing Date, the Sellers and the Company covenant the following:

2.2.1   The Sellers will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Purchaser.

2.2.2  The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

2.2.3  The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

2.2.4  The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

2.2.5  The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

2.2.6  The Company will not declare any dividend in cash or stock, or any other benefit.

2.2.7  The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

2.2.8  At the request of Purchaser, the Company and the Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

2.2.9  The Sellers agree to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.

2.2.10

The Sellers agree to indemnify the Purchaser against and pay any liability incurred prior to the Closing.

2.3  Representations and Warranties of the Purchaser:

2.3.1  The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchaser is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

2.3.2  The Purchaser is, and will be at the time of the execution of this Agreement, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate.

2.3.3  On the Closing Date, such Purchaser will purchase the Common Stock pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

2.3.4  The Purchaser understands and agrees that the Common Stock has not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Common Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Common Stock, or interests in the Common Stock, and deliver the Common Stock, or interests in the Common Stock, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Common Stock, or interests in the Common Stock, to third parties who in turn may dispose of the Common Stock.

2.3.5  The Common Stock shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

2.3.6  Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

2.3.7  The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

SECTION 3. MISCELLANEOUS

3.1.  Expenses.

Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

3.2.  Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to agreements executed and to be wholly performed solely within such state.

3.3. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

Helen Hayes

459 Jolina Way

Encinitas, CA

92024

If to the Purchaser, to:

Tamio Stehrenberger

138 East 12300 South Suite C143

Draper, UT 84020

With a copy to (which shall not constitute notice):

Harold P. Gewerter, ESQ, LTD.

5440 W. Sahara #105

Las Vegas, NV 89146

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

3.4. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

3.5. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

3.6. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

3.7. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

3.8. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

IN WITNESS WHEREOF, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written

The Company: Pavilion Energy Resources, Inc.

By: /s/ Helen Hayes Helen Hayes, President

Seller: /s/ Helen Hayes Helen Hayes
Purchaser:

/s/ Tamio Stehrenberger Tamio Stehrenberger